EXHIBIT 10.45


                          AMENDMENT TO
                 PROMISSORY NOTE DATED 12/30/94

This amendment is to modify the terms of payment in the original promissory note by and between Texline Gas Company ("Texline") and Midcoast Energy Resources, Inc. ("Midcoast") dated December 30,
1994, in the original principal amount of $275,000.

It is hereafter mutually agreed that the final maturity date of the aforementioned note shall be extended until April 1, 1997, when all sums still outstanding, including accrued interest, shall be due and payable.

It is further agree that effective March 1, 1996, the annual interest rate shall be increased to the Prime rate plus five percent (5%) as defined in the original note. It is further agreed that beginning the same date, Midcoast shall begin to make monthly payments of all accrued interest then due and shall continue to make such payments on the first of each succeeding month until maturity.

DATED March 1, 1996

TEXLINE GAS COMPANY



BY:_____________________________________
MIDCOAST ENERGY RESOURCES,INC.


BY:_____________________________________